Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

424B7

(Form Type)

RIOT PLATFORMS, INC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Equity	Common stock, no par value per share	Rule 457(c)	70,165	$11.29	$792,163	0.00011020	$87.30
Total Offering Amounts					$792,163		$87.30
Total Fees Previously Paid							-
Total Fee Offsets(4)							-
Net Fee Due							$87.30

(1)	This prospectus supplement relates to the offer and resale or other distribution by the selling stockholders identified herein of up to 70,165 shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of the registrant’s common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on May 26, 2023.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 70,165 shares of common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the Registrant’s automatic registration statement on Form S-3ASR filed with the Securities and Exchange Commission on August 31, 2021 (File No. 333-259212) was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

(4)	The Registrant does not have any fee offsets.